                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  MAY 13, 1997



                              XENOMETRIX, INC.
           (Exact name of registrant as specified in its charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)



      1-14004                                             04-3166089
(Commission File No.)                          (IRS Employer Identification No.)

                              2425 N. 55TH STREET
                            BOULDER, COLORADO 80301
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (303) 447-1773

ITEM 5.          OTHER EVENTS.

Pursuant to the provisions of Rule 135(b) of the Securities Act of 1933, as amended (the "Act"), Xenometrix, Inc. (the "Company") issued a press release dated May 13, 1997, announcing the Company's plan to make a public offering of its securities to be registered under the Act. The press release read in full as follows:

XENOMETRIX REPORTS THIRD QUARTER RESULTS

May 13,1997 4:42 PM EDT

BOULDER, Colo.--May 13, 1997--Xenometrix, Inc. (NASDAQ: XENO and Boston Stock
Exchange: XEN), today announced financial results for its third fiscal quarter ended March 31, 1997.

For the quarter, Xenometrix reported revenue of $152,000, up 4% from the $146,000 reported in the third quarter of last year. The Company's net loss increased slightly to $1,080,000 or $0.37 per share from $983,000 or $0.34 per share in the prior year.

For the nine months ended March 31, 1997, Xenometrix's revenue was $532,000, a 10% increase from the $484,000 reported in the comparable period in the prior year. The Company's net loss for the nine month period was $1,690,000 or $0.58 per share. During this period, the Company recorded a one-time gain of $1,028,000 from the early termination of an operating lease. During the comparable nine month period in the prior year the Company's net loss was $2,576,000 or $1.34 per share. The results for this period included an extraordinary charge of $115,000 or $0.06 per share related to the early extinguishment of debt.

At March 31, 1997, the Company had cash and cash equivalents of $1,021,000.
The Company estimates that available cash resources will be sufficient to sustain the Company's current level of operations through June 1997. In order to address the Company's immediate liquidity needs, the Company is pursuing a short-term bridge financing consisting of a private placement of notes coupled with common stock warrants. In addition, the Company has retained in investment banking firm to assist the Company in raising additional equity capital. In the event that such financing cannot be consummated, the Company's operating activities will be significantly curtailed.

Stephen J. Sullivan, who joined the Company as President and Chief Executive Officer in January, commented: "The first few months at Xenometrix have been both challenging and rewarding. Our management team has put considerable effort into evaluating the changes that are occurring in pharmaceutical research and development. We have concluded that our proprietary gene activation profiles are most valuable as a technology for helping pharmaceutical companies evaluate and optimize the growing number of potential drug





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compounds emerging from genetic sequencing, combinatorial chemistry and high throughput screening. While we will continue to serve the drug safety and toxicology market, we believe that our genetically engineered cells with DNA constructs provide gene expression information that more closely resembles an in vivo situation. These assays provide far more information than single receptor binding assays used in high throughput screens. We believe that the Company's focus on this additional market will enable Xenometrix to establish strategic alliances with major pharmaceutical companies and other biotechnology firms pursuing drug discovery and development.

"To more effectively address these opportunities, we have concentrated our sales and service operations in Boulder and have eliminated field sales positions to expand our business development function. The restructuring of these functions will free up resources, all of which will be redeployed to research and product development efforts, such as continued discovery and/or licensing of new genes and building our growing bioinformatics database."

Xenometrix is a biotechnology company with proprietary technology which can be used to help the pharmacological industry improve the effectiveness of drug discovery and development. Xenometrix's unique gene response profiles provide valuable mechanistic information that can be used to optimize drug leads. Additionally, Xenometrix provides automated assays for screening drug leads for safety. These tools are offered as kits for customers to perform in their own laboratories or as a service through Xenometrix's Client Research Laboratory. Xenometrix is also building a comprehensive database of gene response profiles generated from established drugs as well as proprietary compounds. These profiles, when combined with Xenometrix's products, can provide a powerful approach to drug lead optimization.

Except for the historical information contained herein, this earnings release contains forward-looking statements that involve risks and uncertainties. Xenometrix's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 1996.

The Company securities referred to above have not been registered under the Securities Act of 1933 or any state securities law. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements under the Securities Act of 1933 and any applicable state securities laws.





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                                Xenometrix, Inc.
                            Statement of Operations
                                  (unaudited)

                                              Quarter Ended                         Nine Months Ended
                                                 March 31,                               March 31,
                                         1997               1996                1997                1996
Sales and services                $       152,000     $      146,000      $      532,000     $       484,000
Cost of sales and services                157,000            123,000             505,000             373,000
Gross profit                               (5,000)            23,000              27,000             111,000
Research and development                  282,000            325,000             871,000             782,000
Selling, general and
   administrative                         826,000            734,000           2,037,000           1,873,000
Total operating expense                 1,108,000          1,059,000           2,908,000           2,655,000
Operating loss                         (1,113,000)        (1,036,000)         (2,881,000)         (2,544,000)
Other income:
Grant income                                5,000                 --              64,000                  --
Interest income, net                       28,000             53,000              99,000              83,000
Gain on early termination of
   lease                                       --                 --           1,028,000                  --
Loss before extraordinary item         (1,080,000)          (983,000)         (1,690,000)         (2,461,000)
Extraordinary item:
   Early extinguishment of debt
   issuance cost                               --                 --                  --            (115,000)
Net loss                          $    (1,080,000)    $     (983,000)     $   (1,690,000)    $    (2,576,000)
Loss per common share:
Loss before extraordinary item    $         (0.37)    $        (0.34)     $        (0.58)    $         (1.28)
Extraordinary item                                                                                     (0.06)
Net loss                          $         (0.37)    $        (0.34)     $        (0.58)    $         (1.34)
Weighted average common shares
   outstanding                          2,939,000          2,906,000           2,928,000           1,919,000





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 5th, 1997           XENOMETRIX, INC.



                                 By: /s/ RONALD L. HENDRICK
                                    -------------------------------------------
                                    Ronald L. Hendrick
                                    Executive Vice President and Chief
                                    (Principal Financial and Accounting Officer)